FILED PURSUANT TO RULE 424(b)(3)
                                                     REGISTRATION NO. 33-55803

PRICING SUPPLEMENT NO. 55
DATED MARCH 21, 1996 TO
PROSPECTUS DATED DECEMBER 14, 1994
AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 13, 1995


                     AMERICAN GENERAL FINANCE CORPORATION
                          MEDIUM-TERM NOTES, SERIES D
                                 (FIXED RATE)

                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


DATE OF ISSUE:  March 26, 1996                        X       BOOK-ENTRY NOTES
                                                            CERTIFICATED NOTES

                                                         CUSIP NO. 02635P JY 0

                                                                     Per Annum
Principal Amount                 Maturity Date                   Interest Rate

$10,000,000                     March 26, 1998                           6.05%












The aggregate principal amount of this offering is $10,000,000. On November 16, 1995, the Company increased to $800,000,000 from $500,000,000 the aggregate principal amount of Medium-Term Notes, Series D ("Notes") authorized to be issued by the Company. To date, including this offering, an aggregate of $490,000,000 of offers to purchase Notes have been accepted.


                 _____________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT, THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.